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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) August 11, 2001


____________________CITYXPRESS.COMCORP ___________________________________
             (Exact Name of Registrant as Specified in Its Charter)


____________________FLORIDA_______________________________________________
                 (State or Other Jurisdiction of Incorporation)


_________000-30742_________________98-0232838_____________________________
    (Commission File Number)    (IRS Employer Identification No.)


_______SUITE 200, 1727 WEST BROADWAY, VANCOUVER, B.C. CANADA V6J4W__________
      (Address of Principal Executive Offices)            (Zip Code)


______________________(604) 638-3811_______________________________________
              (Registrant's Telephone Number, Including Area Code)


___________________________________________________________________________
          (Former Name of Former Address, if Changed Since Last Report)
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Item 5. Other Events.

         As of July 30, 2001, the Company and Lee Enterprises Incorporated ("Lee") amended the Investment Agreement dated November 1, 2000 by and between the Company and Lee, whereby Lee would provide additional funding to the Company of up to $1,500,000 in the form of a floating rate subordinated convertible debentures (series G-R debentures). This would result in a total investment by Lee of $3,000,000 if all debentures were converted. The additional $1,500,000 subordinated convertible debentures consist of a firm commitment of $710,000 and a discretionary commitment of $790,000. The series G-R debentures range in principal amount from $310,000 to $50,000 each. The series G-R debentures will be funded from August 10, 2001 to July 1, 2002. The Company received $310,000 from Lee on August 14, 2001 and issued to Lee the Series G Debenture, and received $200,000 from Lee on September 5, 2001 and issued to Lee the Series H Debenture. The Amended Investment Agreement provides Lee the right to convert the Series G -Series R floating rate subordinated convertible debentures into common shares of the Company at a conversion price of $0.1760 per common shares. If Lee invests the entire $1,500,000, the Series G-Series R Debentures would be convertible into 8,522,727 common shares of the Company. The first investment of $1,500,000 allowed Lee to convert their series "A-F" debentures to 6,902,429 common shares of the Company at a conversion price of $0.2173 (Note 8 in the audited financial statements). Should Lee invest the additional $1,500,000 in the Company and convert all Debentures issued to it pursuant to the Amended Investment Agreement it would receive 15,425,156 common shares of the Company. The Series G-R Debentures are due and payable on October 31, 2003. The Amended Investment Agreement also contains certain affirmative and negative covenants that restrict the Company's activities. As of June 30, 2001, the Company is in compliance with all the covenants in the Investment Agreement. Each Series G-R subordinated convertible debenture bears interest at the Wall Street Journal rate less 1%. Interest due on the convertible debenture can be repaid or converted by Lee into common shares of the Company at fair market value on the date of conversion. In conjunction with the Amended Investment Agreement dated July 30, 2001, the Company also amended the November 30, 2000 Loan and Security Agreement, the Collateral License Agreement and the Registration Rights Agreements to reflect the Series G-R Debentures.

Item 7.  Financial Statements and Exhibits.

         10.1 Amended Investment Agreement by and between CityXpress.com Corp and Lee Enterprises Incorporated.

         10.2 Amended and Restated Loan and Security Agreement by and between CityXpress.com Corp and Lee Enterprises Incorporated.

         10.3 Collateral License Agreement by and between CityXpress.com Corp. and Lee Enterprises Incorporated.

         10.4 Amended and Restated Registration Rights Agreement by and between CityXpress.com Corp. and Lee Enterprises Incorporated.


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         Pursuant to the Requirements of the Securities Exchange Act of 1934,
the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CityXpress.com Corp.


Date: September 18, 2001            By:   /s/ Ken Bradley
                                            Signature


                                    Ken Bradley

                                    Chief Operating Officer and Chief Financial
                                    Officer